EXHIBIT 10.42
                                FIRST AMENDMENT
                                     TO THE
                            UCAR CARBON COMPANY INC.
                            BENEFITS PROTECTION TRUST

                  The UCAR Carbon Benefits Protections Trust (Amended and

Restated as of November 20, 2000) (the "Trust") is hereby amended as follows:

                  1.    Paragraph (c) of Article SEVENTEENTH is amended by

adding the following sentence at the end thereof to read as follows:

                              "Notwithstanding the foregoing, upon the
                  termination of the Trust any common stock of UCAR International Inc. remaining in the Trust which was contributed by UCAR International Inc. shall be returned to UCAR International Inc.

                  2.    Paragraph (d) of Article SEVENTEENTH is amended by

adding the following sentence immediately prior to the last sentence thereof to read as follows:

                              "Notwithstanding the foregoing, upon the
                  termination of the Trust any common stock of UCAR International Inc. remaining in the Trust which was contributed by UCAR International Inc. shall be returned to UCAR International Inc."

                  3.    Paragraph (b) of Article EIGHTEENTH is amended in its

entirety to read as follows:

                  "(b) Notwithstanding any provision of this Agreement to the contrary, the assets of the Trust shall at all times be subject to claims of the creditors of the Company. In addition, any common stock of UCAR International Inc. held by the Trust which has been contributed to the Trust by UCAR International Inc. will also be subject to the claims of the general creditors of UCAR International Inc. under Federal and state law. In the event that (1) a final judicial determination is entered that the Company, or UCAR International Inc. is unable to pay its debts as such debts mature or (2) there shall have been filed by or against the Company or UCAR International Inc. in any court or other tribunal either of the United States or of any State or of any other authority now or hereafter exercising jurisdiction, a petition in bankruptcy or insolvency proceedings or for reorganization or for appointment of a receiver or trustee of all or substantially all of the Company's or UCAR International Inc.'s property under the present or any future Federal bankruptcy code or any other present or future applicable


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         Federal, State or other bankruptcy or insolvency statute or law, then the Trustee shall not make payments for the Trust to any Participant or Beneficiary, but under either of such circumstances, the Trustee shall deliver any property held in the Trust only as a court or other tribunal of competent jurisdiction may direct to satisfy the claims of the Company's or UCAR International Inc.'s creditors. The Trustee shall resume payments under the terms of the Trust only after determining judicial decision to that effect. The Chief Financial Officer of the Company or UCAR International Inc., or an employee of the Company or UCAR International Inc. with duties similar to those of a Chief Financial Officer, and the Board of Directors of the Company or UCAR International Inc. shall have the duty to inform the Trustee of the insolvency of the Company or UCAR International Inc., respectively. The Trustee is empowered to retain, at the expense of the Trust, counsel and other appropriate experts, including accountants, to aid it in making any determination with regard to the Company's or UCAR International Inc.'s insolvency under this Paragraph (b) of Article EIGHTEENTH."

                  4.    The amendments set forth herein shall be effective as of

November 20, 2000.

Dated: May 14, 2001


                                             UCAR CARBON COMPANY INC.



                                              By: /s/ Edward F. Kent
                                                 -----------------------------


                                              MELLON BANK, N.A.



                                              By: /s/ Christine A. Bloom
                                                 -----------------------------